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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the following Registration Statements:

  (1)
  Registration Statement (Form S-8 No. 333-134067) pertaining to the Liberty Media 401(k) Savings Plan;

  (2)
  Registration Statement (Form S-8 No. 333-134114) pertaining to the Liberty Media Corporation 2002 Nonemployee Director Incentive Plan (As Amended and Restated Effective August 15, 2007);

  (3)
  Registration Statement (Form S-8 No. 333-134115) pertaining the LMC Incentive Plan;

  (4)
  Registration Statement (Form S-8 No. 333-142626) pertaining to the Liberty Media Corporation 2007 Incentive Plan;

  (5)
  Registration Statement (Form S-8 No. 333-149542) pertaining the LMC Incentive Plan;

  (6)
  Registration Statement (Form S-8 No. 333-149543) pertaining to the Liberty Media Corporation 2002 Nonemployee Director Incentive Plan (As Amended and Restated Effective August 15, 2007);

  (7)
  Registration Statement (Form S-8 No. 333-149544) pertaining to the Liberty Media Corporation 2007 Incentive Plan;

  (8)
  Registration Statement (Form S-8 No. 333-149545) pertaining to the Liberty Media 401(k) Savings Plan;

of our report dated February 11, 2010, with respect to the consolidated financial statements of Expedia, Inc. included in this Annual Report (Form 10-K) of Liberty Media Corporation for the year ended December 31, 2009.

Ernst & Young LLP

Seattle, Washington
February 25, 2010

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Consent of Independent Registered Public Accounting Firm